l>l>l>l>03: 888822� ,, 0 m =- .;,. w "-> � G> en z ,. �� 0, zm � i =;; � .:S il !" - = o'�;;::;;;::;;;::;;;::;;;::;�et������ a -t � � � � �� 5' al-.t-.J-.J-.J-.J-.Jm :::, ������S' X:eeeeeez n ....1rr,. .....i.. ....1rr,. ....1rr,. ....i.. ....i.. C g������g. o, 01 01 01 01 o, CD ������cil 0:, (X) 0:, ex, CX> CX> co c.o co co c.o c.o 000000 z C: 0)0,-IS,C.,,"->�� z ? 0) 0,.,:::.. (.,.) l"'v ....Irr,. g -.,10)0,.,l:::,,.(.,.)l',.)...J.a !!!. 1!! � � l.. g g I -o 0 ;:o 0... 0 s· C) lO ,Vl ::J () =l���gog.� g:sa � � ::� S. g C � en< z a, ...,, ::::r !!. =! .. C: ..,, ca CD ffi "' ;:a IJI� 8 � rs � t;;�g >< ZOICERT#ICOYICLSIRGSTRYIACCT#ITRANSTYPEIRUN#ITRANS# ZQOOOOOOOO COMMON STOCK PAR VALUE $.50 THIS CERTIFIES THAT is the owner of (j) PROG Holdings, Inc. PROG HOLDINGS, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA -Mr.Alexander David Sample-Mr. AJ&Qnder David Sample-Mr.AleltSIC!er Da-.id Sar1¥lle --Mr.Alexander08'otdSamp1e-Mr.Alexander Da-.idSallj)le -Mr. Aloxandor David 5..,p1e-Mr. Alexar,cter David 5..,p1., -Mr. Alexander I)..,;,;! s,mp1e-· Mr. Alexander David Sample-Mr. Alexandero.vid .. ----,.•��E�· '"=fA:-g· m:�-"'·""""·.OB'<idSalTflle- r a . nde dSamp&e-•Mr AlexanderDB'oidSa M - I o pis le DavldSample-Mr,,6Jo,u,nderDaYldS8111Pe-Mr.AlelUlllder DIIYldSample-Mr.�Da'lld Sarnpla-Mr.�MOavkl 5aIT1)1e-Mr.AlalUtllder DIIYldSemple -�·-""'"'�' "'·�,�,�� --el�"'-"'"""' Samp15°-Mr.Ale la . •• r. am •-•Mr.AJ&Qnder DavldSample-1.w. exeni:11,r dSii . exa r d le .Ale>111 1D m . ro.vldSamp1e-·Mr Ale>111nder DavldSample-Mr.Ale>111ot11,rD11vldSanple""-Mr. Ale,,mderDllvld Sa!Tf:lle-Mr.Ali,xanderOa-tdSampl,,-Mr.AloJoalderDavld SanpleMr. AleKallder 08'4:I Samp1e •-Mr. Aluander David Sampla -Mr. Alaxander Olivid Sample•-Mr. Al8Xaldafoa.td Sampla -Mf. Sall"f:lla -Mr. Sampla -oooooo-sharae--oooooo-Sh--oooooo""Shan,s-•oooooo-Sh...,.,-o ooocrSharae--oooooo-sh..,.·-oooooo--Shan,s-·oooooo--Sha,,,,-'000000-s,,, �� -- • - • 5=�' -- �-�·"'=•- 000000"-Sh• " " "h .... -Sharea""-0 OOOOO ""Sha,,,.,-"" ""S ShllfH ""--00 0000-Shan,s rae Sh- s,,,. aree"--0 - arae han,s Shan,,-•ooo 000-Sharae- - "" -• • -Sha - .. ha � - - - Sha,,,., ·--0000 00-Sh_.. " •• an,s-00000 O""Shan,,- ha "" • h "Sh...,.,•-000000 -stia,,,.·--o -- --s ,,,. .. "" .-ee ,,,. .. ·sh...,.,--oooooo-•Shares""-oooooo-Shares-oooooo-sha,,,.--oooooo-Sharea--oooooo-s11an,s-"OOOOOO""sh...,.-oooooo""Sha,,,.....oooooo-Sha,,,.-"000000-Shan,s-"OOOOOO""ShllfH"--OOOOOO""Sha,,,.--oooooo-Shares"--OOOOOO ""Shaw-oooooo-shaAIS"--OOOOOO-"Sharea-oooooo-shares--000000-S COMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 74319R 10 1 THIS CERTIFICATE IS TRANSFERABLE IN CITIES OESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.50 PAR VALUE EACH, OF PROG Holdings, Inc., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. %-4.,{.LL DATED DD-MMM-YYYY COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR, Chief Executive Officer �� General Counsel, Chief Compliance Officer and Corporate Secretary SECURITY INSmUCTIONS ON REVERSE � By ______________ _ AUTHORIZED SIGNATURE Exhibit 4.1